UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2012

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2012, Cambium Learning Group, Inc. (the "Company") entered into stock purchase agreements with Foxhill Opportunity Fund, L.P. ("Foxhill Domestic Fund") and Kellner Catalyst Master Fund, Ltd. ("Kellner Fund") pursuant to our previously announced $5 million share repurchase program. Neil Weiner (the "Reporting Person"), as the managing member of Foxhill Capital Partners, LLC (which is the investment manager of Foxhill Domestic Fund), the managing member of Foxhill Capital (GP), LLC (which is the general partner of Foxhill Domestic Fund), and the Chief Investment Officer of Kellner Fund, may be deemed to beneficially own the shares of Common Stock held by Foxhill Domestic Fund and previously held by Kellner Fund.

The transactions will settle December 14, 2012 with the Company purchasing 1,042,979 shares for a total cost of $1,053,409. The purchase price was set at the closing stock price on the day prior to the effective date of the stock purchase agreements. Upon repurchase these treasury shares are no longer registered under the Securities Act of 1933.

The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the stock purchase agreements which will be filed with our forthcoming annual report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

December 13, 2012	By:	Todd W. Buchardt

Name: Todd W. Buchardt
Title: Senior Vice President, General Counsel and Secretary